LONGLEAF PARTNERS FUNDS
RESULTS OF 2001 SPECIAL MEETING
OF SHAREHOLDERS

The 2001 Special Meeting of Shareholders was held on September 19, 2001 in Boston, MA. The results of the balloting are shown below.

PARTNERS FUND

				%Shares
				   Voted	FOR	AGAINST	 ABSTAIN

Election of Board of
Trustees			70.99%       70.34%     N/A      0.65%

Selection of PricewaterhouseCoopers as
Independent Public
Accountants			70.99%	          70.61%        0.17%      0.21%


INTERNATIONAL FUND

				%Shares
				   Voted	FOR	AGAINST	 ABSTAIN
Election of Board of
Trustees			86.41%       85.68%     N/A      0.73%

Selection of PricewaterhouseCoopers as
Independent Public
Accountants			86.41%	          85.84%        0.34%      0.23%

Adoption of Investment Counsel and
Fund Administration
Agreement			86.41%	          85.74%        0.25%      0.42%




			REALTY FUND

				%Shares
				   Voted	FOR	AGAINST	 ABSTAIN

Election of Board of
Trustees			68.28%       67.65%     N/A      0.63%

Selection of PricewaterhouseCoopers as
Independent Public
Accountants			68.28%	          67.88%        0.24%      0.16%

				SMALL-CAP FUND

				%Shares
				   Voted	FOR	AGAINST	 ABSTAIN

Election of Board of
Trustees			72.40%       71.49%     N/A      0.91%

Selection of PricewaterhouseCoopers as
Independent Public
Accountants			72.40%	          72.10%        0.15%      0.15%